UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

PLAYERS NETWORK
(Exact name of registrant as specified in charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4260 Polaris Avenue Las Vegas, Nevada 89103
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:    (702) 895-8884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2007, Players Network (the “Company”) entered into a subscription agreement (the “Agreement”) with Timothy Sean Shiah (the “Investor”). Under the Agreement, Mr. Shiah has the right to purchase 750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a per share purchase price of $0.20 for an aggregate purchase price of $150,000. The Agreement contains customary terms, conditions and representations and warranties and the Company issued the Common Stock on the same day the funds are received.

Item 3.02 Unregistered Sales of Equity Securities.

As described in more detail in Item 1.01 of this Report on Form 8-K, on December 3, 2007, the Company issued 750,000 shares of its Common Stock, at a purchase price of $0.20 per share pursuant to the Agreement between the Company and the Investor. The issuance of the shares of common stock described in the preceding sentence is exempt from registration under the Securities Act of 1933 by reason of the exemption provided by Section 4(2) of the Securities Act of 1933 for a transaction not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement dated as of October 10, 2007 by and between the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2007

PLAYERS NETWORK

By:	/s/ Mark Bradley
Mark Bradley Chief Executive Officer